As filed with the Securities and Exchange Commission on November 27, 1996

                                                Registration No. ___________


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                  FORM S-8

                           REGISTRATION STATEMENT
                      UNDER THE SECURITIES ACT OF 1933

                      ACC CONSUMER FINANCE CORPORATION
           (Exact name of registrant as specified in its charter)

 Delaware                                                        33-0682821
(State or other jurisdiction of                                (IRS Employer
incorporation or organization)                           Identification No.)

                      12750 High Bluff Drive, Suite 320
                        San Diego, California  92130
                               (619) 793-6300
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                      DIRECTORS' 1995 STOCK OPTION PLAN
                            (Full title of plan)

                              Rocco J. Fabiano,
                           Chief Executive Officer
                      ACC Consumer Finance Corporation
                      12750 High Bluff Drive, Suite 320
                        San Diego, California  92130
                               (619) 793-6300
         (Name, address, including zip code, and telephone number of agent for service of process)


                                  Copy to:

                         Barbara L. Borden, Esquire
                   Sheppard, Mullin, Richter & Hampton LLP
                        501 West Broadway, 19th Floor
                        San Diego, California  92101
                               (619) 338-6500







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================================================================================

                                  Proposed      Proposed
   Title of                        Maximum       Maximum
  Securities        Amount        Offering      Aggregate       Amount of
     to be           to be          Price       Offering      Registration
  Registered      Registered*   Per Share**      Price**           Fee

------------------------------------------------------------------------------

Common Stock        100,000         $9.25       $925,000         $280.30
================================================================================



* Consists of shares of Common Stock which are issuable under the Directors' 1995 Stock Option Plan (the "Plan") plus such additional number of shares as may be required pursuant to the Plan in the event of a stock dividend, stock split, reverse stock split, recapitalization or other similar change in the Common Stock of ACC Consumer Finance Corporation (the "Company").

** Estimated only for the purpose of calculating the registration fee, and based on the closing bid for shares of the Company's Common Stock on November 20, 1996, as reported by the Nasdaq National Market.

                                   PART II


Item 3      INCORPORATION OF DOCUMENTS BY REFERENCE

            The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

            (a) The Company's prospectus containing audited financial statements for the fiscal year ended December 31, 1995, filed with the Commission on May 17, 1996, pursuant to Rule 424(b) of the Securities Act;

            (b) The Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996;

            (c) The Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1996;

            (d) All other reports filed by the Company pursuant to Section 13(d) or 15(d) of the Securities Exchange Act of
1934, as amended (the "1934 Act"), since the end of the Company's fiscal year ended December 31, 1995; and

            (e) The description of the Company's shares of Common Stock contained in the Company's Form 8-A Registration
Statement filed with the Commission on April 19, 1996.

            All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.


Item 4      DESCRIPTION OF SECURITIES

            Not Applicable


Item 5      INTEREST OF NAMED EXPERTS AND COUNSEL

            Not Applicable

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Item 6      INDEMNIFICATION OF DIRECTORS AND OFFICERS

            Article 9 of the Company's Bylaws generally provides that the Company will indemnify its directors and officers to the fullest extent authorized or permitted under the Delaware General Corporation Law and that the Company will make advancements of expenses at the request of a director or officer. The Delaware General Corporation Law authorizes a corporation, under certain circumstances, to indemnify its directors and officers (including reimbursement of expenses incurred).

            The Company's Certificate of Incorporation generally limits the personal liability of directors for monetary damages for breaches of fiduciary duty. If a director were to breach such duty in performing his or her duties as a director, neither the Company nor its shareholders could recover monetary damages from the director, and the only course of action available to the Company's shareholders would be equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of fiduciary duty. To the extent claims against directors are limited to equitable remedies, the provision in the Certificate of Incorporation may reduce the likelihood of derivative litigation and may discourage shareholders or management from initiating litigation against directors for breach of fiduciary duty.

            Under the Certificate of Incorporation, a director shall remain liable for monetary damages to the extent provided by applicable law (i) for any breach of the duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law and (iv) for any transaction from which the director derived an improper personal benefit.

            Delaware corporations are also authorized to obtain insurance to protect directors and officers from certain liabilities, including liabilities against which corporations cannot indemnify their directors and officers. The Company maintains directors and officers liability insurance providing aggregate coverage in the amount of $10 million. The Company also has agreements with certain of its directors and officers providing for indemnification and advancement of expenses.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "1933 Act") may be permitted to directors and officers pursuant to the indemnification provisions described above, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

Item 7      EXEMPTION FROM REGISTRATION CLAIMED

            Not Applicable


Item 8      EXHIBITS

            3.1         The Company's Bylaws.*

            4.1         Copy of the ACC Consumer Finance
                        Corporation Directors' 1995 Stock Option
                        Plan.*

            4.2         Sample Directors' 1995 Stock Option
                        Agreement.*

            5.1         Opinion of Sheppard, Mullin, Richter &
                        Hampton LLP.

            23.1        Consent of Sheppard, Mullin, Richter &
                        Hampton LLP (included in Exhibit 5.1).

            23.2        Consent of independent auditors.
--------------------------

* Incorporated by reference to exhibits filed with the Commission in the Company's Registration Statement on Form
      S-1 (Registration No. 33-98626).


Item 9      UNDERTAKINGS

            The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)  to include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (1)(i) and
(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the

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payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES
                                 ----------

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on November 26, 1996.

                                        ACC CONSUMER FINANCE CORPORATION,
                                        a Delaware corporation


                                        By   /s/Rocco J. Fabiano
                                             ------------------------------
                                             Rocco J. Fabiano, Chairman of the
                                             Board and Chief Executive Officer


                                        By   /s/Rellen M. Stewart
                                             ------------------------------
                                             Rellen M. Stewart, Chief
                                             Operating Officer, Chief
                                             Financial Officer and Treasurer

      Pursuant to the requirements of the Securities Act of 1933, the Registration Statement shall be signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                      CAPACITY                      DATE
---------                      --------                      ----

/s/Rocco J. Fabiano                                         11/26/96
--------------------
Rocco J. Fabiano        Chairman of the Board and
                        Chief Executive Officer

/s/ Gary S. Burdick
--------------------                                        11/26/96
Gary S. Burdick         President


/s/Rellen M. Stewart                                        11/26/96
--------------------
Rellen M. Stewart       Chief Operating Officer, Chief
                        Financial Officer and Treasurer

/s/Shaemus A. Garland                                       11/26/96
--------------------
Shaemus A. Garland      Vice President - Controller


/s/Ethan J. Falk                                            11/26/96
--------------------
Ethan J. Falk           Director


/s/Jack P. Fitzpatrick                                      11/26/96
--------------------
Jack P. Fitzpatrick     Director


/s/Jeffrey S. Lambert                                       11/26/96
--------------------
Jeffrey S. Lambert      Director


/s/Jeffrey E. Susskind                                      11/26/96
--------------------
Jeffrey E. Susskind     Director

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                                 EXHIBIT INDEX

Exhibit
No.            Description                                            Page
--------------------------------------------------------------------------------

5.1         Opinion of Sheppard, Mullin, Richter &
            Hampton LLP                                                 11

23.2        Consent of independent auditors.                            12











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
                                  EXHIBIT 5.1
                                  -----------

                     SHEPPARD, MULLIN, RICHTER & HAMPTON LLP
       A Limited Liability Partnership Including Professional Corporations
                                Attorneys at Law
                    333 South Hope Street, Forty-Eighth Floor
                          Los Angeles, California 90071
                            Telephone (213) 620-1780
                                      -----
                            Facsimile (213) 620-1398
                                      -----
Writer's Direct Line                                        Our File Number

                              November 25, 1996
                                                                NEW-58667

ACC Consumer Finance Corporation
12750 High Bluff Drive, Suite 320
San Diego, CA 92130

            Re:   Registration Statement on Form S-8

Dear Sirs:

          ACC Consumer Finance Corporation (the "Company") has prepared and will file, on the date of this opinion, with the Securities and Exchange Commission a registration statement on Form S-8 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 100,000 shares of Common Stock (the "New Stock") to be offered and sold from time to time by the Company to participants in the ACC Consumer Finance Corporation Directors' 1995 Stock Option Plan (the "Plan") upon the exercise of options granted under the Plan. You have requested our opinion as to the legality of the New Stock.

     In connection with the furnishing of our opinion to you concerning this matter, we have examined originals, certified copies or photostatic copies of your Certificate of Incorporation (as amended) and Bylaws, the minutes and written consents of your Board of Directors and stockholders, documents on file with and certificates of the Delaware Secretary of State, the Registration Statement and such other corporate records and other documents as we have deemed relevant and necessary as the basis for the opinions set forth herein. In such examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as certified or photostatic copies.

          On the basis of the foregoing and in reliance thereon and after consideration of such matters and laws as we deem applicable and relevant, we are of the opinion that the New Stock, when issued and sold in the manner set forth in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

          We consent to the use of this opinion as an exhibit to the Registration Statement.

                                  Very truly yours,

                                  /s/ SHEPPARD, MULLIN, RICHTER & HAMPTON LLP

                                  EXHIBIT 23.2




The Board of Directors
ACC Consumer Finance Corporation



We consent to incorporation by reference in the registration statements on Form S-8 of ACC Consumer Finance Corporation of our report dated April 15, 1996, relating to the consolidated balance sheets of ACC Consumer Finance Corporation and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, shareholders' equity and cash flows for the year ended December 31, 1995, the six-month transition period ended December 31, 1994 and the period from July 15, 1993 (inception) through June 30, 1994, which report appears in the prospectus filed with the Securities and Exchange Commission on May 17, 1996 on Form S-1 of ACC Consumer Finance Corporation.



                                    KPMG Peat Marwick LLP
San Diego, California
November 26, 1996